EXHIBIT C

COMMISSIONS PAID TO AFFILIATED BROKERS

___________________________________

NEUBERGER BERMAN EQUITY FUNDS
(Brokerage Commissions paid for fiscal year ended August 31, 2008)
___________________________________

	Affiliated	Commissions	% of Total
Fund	Broker	Paid	Commissions Paid
Neuberger Berman	NB LLC	$150	0.75%
Century Fund	LBI	$2,078	10.43%
Neuberger Berman	NB LLC	$0	0%
Climate Change Fund	LBI	$385	9.86%
Neuberger Berman	NB LLC	N/A	N/A
Emerging Markets Equity Fund*	LBI	N/A	N/A
Neuberger Berman	NB LLC	$1,958	2.92%
Equity Income Fund	LBI	$26,189	39.07%
Neuberger Berman	NB LLC	$0	0%
Focus Fund	LBI	$178,884	8.86%
Neuberger Berman	NB LLC	$257	0.01%
Genesis Fund	LBI	$460,247	10.45%
Neuberger Berman	NB LLC	$70	0.01%
Guardian Fund	LBI	$190,049	14.75%
Neuberger Berman	NB LLC	$0	0%
International Fund	LBI	$143,554	7.45%
Neuberger Berman	NB LLC	$0	0%
International Institutional Fund	LBI	$72,918	8.54%
Neuberger Berman	NB LLC	$0	0%
International Large Cap Fund	LBI	$18,767	5.97%
Neuberger Berman Large Cap	NB LLC	$0	0%
Disciplined Growth Fund	LBI	$421	3.69%
Neuberger Berman	NB LLC	$0	0%
Mid Cap Growth Fund	LBI	$63,454	9.27%
Neuberger Berman	NB LLC	$0	0%
Partners Fund	LBI	$478,769	11.82%
Neuberger Berman	NB LLC	$1,075	0.33%
Real Estate Fund	LBI	$25,805	7.98%
Neuberger Berman	NB LLC	$755	0.34%
Regency Fund	LBI	$29,664	13.42%
Neuberger Berman	NB LLC	$363	5.53%
Select Equities Fund	LBI	$448	6.82%

	Affiliated	Commissions	% of Total
Fund	Broker	Paid	Commissions Paid
Neuberger Berman	NB LLC	$0	0%
Small Cap Growth Fund	LBI	$63,170	6.15%
Neuberger Berman	NB LLC	$0	0%
Small and Mid Cap Growth Fund	LBI	$2,524	9.76%
Neuberger Berman	NB LLC	$48	0.00%
Socially Responsive Fund	LBI	$144,113	14.39%

* The Fund did not commence operations until after August 31, 2008.

___________________________

LEHMAN BROTHERS INCOME FUNDS
(Brokerage Commissions paid for fiscal year ended October 31, 2008)
___________________________

	Affiliated	Commissions	% of Total
Fund	Broker	Paid	Commissions Paid
Neuberger Berman	NB LLC	$0	0%
Core Bond Fund	LBI	$0	0%
Neuberger Berman	NB LLC	$0	0%
High Income Bond Fund	LBI	$0	0%
Neuberger Berman	NB LLC	$0	0%
Municipal Money Fund	LBI	$0	0%
Neuberger Berman	NB LLC	$0	0%
Municipal Securities Trust	LBI	$0	0%
Neuberger Berman	NB LLC	$0	0%
New York Municipal Money Fund	LBI	$0	0%
Neuberger Berman	NB LLC	$0	0%
Short Duration Bond Fund	LBI	$0	0%
Neuberger Berman	NB LLC	$1,258.13	27.37%
Strategic Income Fund	LBI	$961.19	20.91%
Neuberger Berman	NB LLC	$0	0%
Cash Reserves	LBI	$0	0%
Neuberger Berman	NB LLC	$0	0%
Government Money Fund*	LBI	$0	0%
Neuberger Berman	NB LLC	$0	0%
Tax-Free Money Fund	LBI	$0	0%

* Brokerage Commissions paid for fiscal year ended March 31, 2008.

_________________________

LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
(Brokerage Commissions paid for fiscal year ended March 31, 2008)
_________________________

	Affiliated	Commissions	% of Total
Fund	Broker	Paid	Commissions Paid
Neuberger Berman	NB LLC	$0	0%
Treasury Fund	LBI	$0	0%

_________________________ NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES (Brokerage Commissions paid for fiscal year ended March 31, 2008) _________________________

	Affiliated	Commissions	% of Total
Fund	Broker	Paid	Commissions Paid
Neuberger Berman	NB LLC	$0	0%
Institutional Cash Fund	LBI	$0	0%
Neuberger Berman	NB LLC	$0	0%
Prime Money Fund	LBI	$0	0%